Exhibit 99.1

AUDITED FINANCIAL STATEMENTS

Xenith Bank [In Organization]
For the Period from February 19, 2008 (Inception) through December 31, 2008
With Report of Independent Auditors

Xenith Bank [In Organization]

Audited Financial Statements

From February 19, 2008 (Inception) to December 31, 2008

Report of Independent Auditors

The Board of Directors

Xenith Bank [In Organization]

We have audited the accompanying Balance Sheet of Xenith Bank [In Organization] as of December 31, 2008, and the related Statements of Income, Owners’ Equity and Cash Flows for the period from February 19, 2008 (Inception) to December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xenith Bank [In Organization] at December 31, 2008 and the results of its operations and its cash flows for the period from February 19, 2008 (Inception) to December 31, 2008 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements for the period from February 19, 2008 (Inception) to December 31, 2008, have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from Inception and current inability to obtain sufficient commitments for additional financing to support planned principal operations raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Richmond, Virginia

April 27, 2009

Xenith Bank [In Organization]

Balance Sheet

December 31, 2008

Assets
Cash	$280,201
Prepaid Expenses	108,774
Accounts Receivable	32,262

Total Current Assets	421,237

Premises and Equipment	2,122,070
Accumulated Depreciation	(24,063)

Net Premises and Equipment	2,098,007

Other Assets	295,720

Total Assets	$2,814,964

Liabilities
Accounts Payable	$1,221,941
Accrued Expenses	44,070
Other Current Liabilities	69,548

Total Current Liabilities	1,335,559
Other Liabilities	372,830

Total Liabilities	1,708,389

Owners’ equity
Preferred Stock (par value $1.00 per share; authorized 25,000,000; 0 issued and outstanding)	—
Common Stock (par value $1.00 per share; authorized 100,000,000; 0 issued and outstanding)	—
Contributed Capital	4,295,300
Deficit Accumulated during the Organization Stage	(3,188,725)

Total Owners’ Equity	1,106,575

Total Liabilities and Owners’ Equity	$2,814,964

See accompanying notes.

Xenith Bank [In Organization]

Statement of Income

From February 19, 2008 (Inception) to December 31, 2008

Revenues	$—

Expenses
Compensation and Benefits	1,551,749
Professional Services	1,156,458
Occupancy	208,067
Travel	105,308
Insurance	35,998
Communications and Technology	35,009
Supplies	24,012
Other Expenses	72,124

Total Expenses	3,188,725

Loss before Income Taxes	(3,188,725)
Income Taxes	—

Net Loss	$(3,188,725)

See accompanying notes.

Xenith Bank [In Organization]

Statement of Owners’ Equity

From February 19, 2008 (Inception) to December 31, 2008

	Contributed Capital	Deficit Accumulated During the Organization Stage	Total
Balance at February 19, 2008	$—	$—	$—
Net Loss	—	(3,188,725)	(3,188,725)
Contributed Capital	4,295,300	—	4,295,300

Balance at December 31, 2008	$4,295,300	$(3,188,725)	$1,106,575

See accompanying notes.

Xenith Bank [In Organization]

Statement of Cash Flows

From February 19, 2008 (Inception) to December 31, 2008

Cash Flows from Operating Activities
Net Loss	$(3,188,725)
Adjustments to reconcile Net Loss to Net Cash used in Operating Activities:
Depreciation and Amortization	24,063
Changes in Operating Assets and Liabilities:
Increase in Prepaid Expenses	(108,774)
Increase in Accounts Receivable	(32,262)
Increase in Other Assets	(295,720)
Increase in Accounts Payable	198,378
Increase in Accrued Expenses	44,070
Increase in Other Current Liabilities	69,548
Increase in Other Liabilities	372,830

Net Cash used in Operating Activities	(2,916,592)

Cash Flows from Investing Activities
Purchases of Premises and Equipment	(1,098,507)

Net Cash used in Investing Activities	(1,098,507)

Cash Flows from Financing Activities
Capital Contributions	4,295,300

Net Cash provided by Financing Activities	4,295,300

Net increase in Cash	280,201
Cash at beginning of period	—

Cash at end of period	$280,201

See accompanying notes.

Xenith Bank [In Organization]

Notes to Financial Statements

From February 19, 2008 (Inception) to December 31, 2008

1.    Summary of Significant Accounting Policies

Business and Principles of Consolidation

Xenith Bank [In Organization] (“Xenith” or the “Company”), is a bank in organization, headquartered in Richmond, Virginia. Xenith plans to be a Virginia state bank and operate as a full service commercial bank, specifically targeting the financial needs of middle market corporations, emerging growth companies, real estate developers and investors, and the principals of these companies, as well as affluent families. It plans to offer a wide array of financial products and services to its targeted customer base by using a team of experienced bankers with significant experience in the Mid-Atlantic region.

On February 19, 2008, CCB Organizing Group, LLC (“Organizing Group”) was formed for the purpose of forming a Virginia state bank. The Organizing Group was funded primarily through equity contributions by BankCap Partners Fund I, L.P (“BankCap Partners”).

On June 9, 2008, Xenith was incorporated as a Virginia banking corporation in organization with no shareholders. Pursuant to an Assignment, Transfer, and Assumption Agreement dated June 30, 2008, the Organizing Group conveyed to Xenith a full interest in its assets and the assumption of its liabilities. Since the Company and Organizing Group were entities under common control, this combination was accounted for in a manner similar to a pooling-of-interest in accordance with FASB Statement (SFAS) No. 141, Business Combination. Accordingly, the Xenith financial statements include the Organizing Group for the period presented.

Basis of Financial Statement Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Previously reported amounts in the statement of cash flows have been reclassified. The impact of the change increased net cash used in operating activities and decreased net cash used in investing activities by $1,023,563.

Cash and Cash Equivalents

Cash represents FDIC-insured bank balances. Generally, cash and cash equivalents have maturities of three months or less, and accordingly, the carrying amount of these instruments is deemed to be a reasonable estimate of fair value.

Xenith Bank [In Organization]

Notes to Financial Statements (continued)

1.    Summary of Significant Accounting Policies (continued)

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. For leasehold improvements, depreciation is computed using the straight line method over the shorter of the estimated useful life of the improvement or lease term. Major additions and improvements are treated as additions to the asset accounts while maintenance and repairs that do not improve or extend the useful lives of the assets are treated as expenses as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in the results of operations for the period.

Operating Leases

The Company has operating leases for its four office locations. The lease agreements for certain locations contain rent escalation clauses, rent holidays, and leasehold improvement allowances. For scheduled rent escalation clauses during the lease terms or for rental payments commencing at a date other than the date of initial occupancy, the Company records minimum rental expenses on a straight-line basis over the terms of the leases in occupancy expense.

The Company has a liability related to the difference between actual payments and the straight-lining of rent of $436,296, of which $372,830 is recorded in Other Liabilities and $63,466 is recorded in Other Current Liabilities as of December 31, 2008. Other Assets represents lease deposits.

Income Taxes

Deferred tax assets and liabilities are recorded for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of Xenith’s assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such assets is required. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the ability to realize the deferred tax assets, Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

Xenith Bank [In Organization]

Notes to Financial Statements (continued)

1.    Summary of Significant Accounting Policies (continued)

Recent Accounting Standards

In December 2007, the FASB issued SFAS No. 141R, Business Combinations, which revises SFAS No. 141 and changes multiple aspects of the accounting for business combinations. Under the guidance in SFAS No. 141R, the acquisition method must be used, which requires the acquirer to recognize most identifiable assets acquired, liabilities assumed, and noncontrolling interests in the acquiree at their full fair value on the acquisition date. Goodwill is to be recognized as the excess of the consideration transferred plus the fair value of any noncontrolling interest over the fair values of the identifiable net assets acquired. Subsequent changes in the fair value of contingent consideration classified as a liability are to be recognized in earnings, while contingent consideration classified as equity is not the be remeasured. Costs such as transaction costs are to be excluded from acquisition accounting, generally leading to recognizing expense and additionally, restructuring costs that do not meet certain criteria at acquisition date are to be subsequently recognized as post-acquisition costs. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company will be required to apply SFAS No. 141R prospectively to any business combinations completed after January 1, 2009.

2.    Going Concern

The accompanying financial statements have been prepared assuming that Xenith will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Xenith has not generated revenue and has incurred losses from February 19, 2008 (Inception) through December 31, 2008. These costs were attributable to start-up and organizational costs in an effort to open a de novo commercial bank and other expenses related to the evaluation of potential acquisition and merger partners.

Xenith has non-binding commitments from investors to contribute an additional $50.6 million to the Company. These capital contributions are contingent upon the commencement of de novo banking activities or consummation of an acquisition of or merger with an existing bank. If Xenith is unable to obtain the necessary regulatory approvals to commence de novo banking activities or is unable to acquire or merge with an existing bank, it may not be able to obtain additional funding. Without additional funding, Xenith may be forced to liquidate or cease start up activities.

Xenith Bank [In Organization]

Notes to Financial Statements (continued)

3.    Premises and Equipment

A summary of premises and equipments and their useful lives as of December 31, 2008 is as follows:

	Useful Life	2008
Leasehold Improvements	5 years	$841,740
Equipment and Furniture	1-10 years	1,280,330

Premises and Equipment		2,122,070
Less Accumulated Depreciation		(24,063)

Net Premises and Equipment		$2,098,007

Depreciation expense was $24,063 in 2008.

4.    Income Taxes

A full valuation allowance was recorded in 2008, since realization of income tax benefits resulting from losses from Inception was uncertain. Therefore, there is no current or deferred income tax provision.

The income tax benefit is less than that computed by applying the federal statutory rate of 34% in 2008, as indicated in the following analysis (in thousands):

Period from inception to December 31, 2008

Tax benefit based on federal statutory rate	$1,084,167
State tax benefit, net of federal benefit	115,314
Stock issuance costs	(91,349)
Other	(2,747)
Valuation allowance	(1,105,385)

2008 Income tax benefit	$—

Xenith Bank [In Organization]

Notes to Financial Statements (continued)

4.    Income Taxes (continued)

The following summarizes the net deferred tax asset which is recorded net of the valuation allowance at December 31, 2008:

2008

Deferred start-up costs	$1,051,091
Deferred lease expenses	45,159
Depreciation	9,135

Total gross deferred tax assets	1,105,385
Valuation allowance	(1,105,385)

Total net deferred tax assets	$—

In assessing the realizability of deferred tax assets, Management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Due to the limited history of the Company, the subjectivity of the timing of the Company generating taxable income, and the requirement of SFAS 109, the Company’s valuation allowance totaled $1,105,385 at December 31, 2008.

The Company’s and Organization Group’s 2008 income tax returns are subject to examination by both U.S. federal and state jurisdictions.

5.    Owners’ Equity

In March 2008, three organizers contributed $100 each to form the Organization Group with an initial capitalization of $300. On June 1, 2008, Xenith executed a Memorandum of Understanding (“MOU”) with BankCap Partners, in which BankCap Partners committed to fund up to $5,000,000 of organizational, pre-opening and other expenses related to the filing of regulatory applications, leasing of office space, the retention of key officers and preparing to commence the operations of Xenith. As of December 31, 2008, BankCap Partners had contributed $4,295,100, which is classified as Contributed Capital on the balance sheet. This Contributed Capital will ultimately be converted to shares in Xenith; additionally, BankCap will also receive warrants for its “at risk” funding of Xenith’s start-up expenses. BankCap Partners has committed to contribute approximately $30,600,000 of additional equity upon the commencement of operations of Xenith.

Xenith Bank [In Organization]

Notes to Financial Statements (continued)

6.    Employee Benefit (Defined Contribution) Plan

Xenith sponsors a retirement plan that is qualified pursuant to Section 401(k) of the Internal Revenue Code. The plan allows eligible employees to defer a portion of their income by making contributions into the plan on a pretax basis. The plan provides that the Board of Directors may authorize matching contributions based on a percentage of the amount contributed by the employee. All employees of the Company are eligible to participate in the plan. During the year ended December 31, 2008, the Company made no contributions to the plan and will not make a discretionary contribution for the 2008 plan year.

7.    Commitments and Contingencies

The company leases four offices in Virginia. At December 31, 2008, minimum operating lease commitments are summarized as follows:

2009	$563,253
2010	789,513
2011	806,852
2012	824,612
2013	842,774
Thereafter	644,318

Total minimum lease payments	$4,471,322

Rent expense for the year ended December 31, 2008 was $163,491.

The Company is subject to certain claims and legal actions arising in the ordinary course of business. As of December 31, 2008, Management has no knowledge of any pending claims or legal actions against the Company.

Xenith Bank [In Organization]

Notes to Financial Statements (continued)

8.    Related Party Transactions

In connection with the MOU, Xenith entered into a licensing and administrative support agreement with an affiliate of BankCap Partners, BankCap Partners GP, L.P. (“Licensor”), to a) use and otherwise access intellectual property the Licensor currently licenses from an unaffiliated third party and b) obtain administrative support services to facilitate the commencement of Xenith operations. The Licensor will receive a total fee of $600,000 in consideration for such licensing and administrative support services, which fee will be payable by Xenith in one lump sum if, and only if, Xenith receives all required regulatory approvals and successfully opens for business. As such, no accrual has been made for this amount as of the balance sheet date.

BankCap Partners has also agreed to incur direct expenses on behalf of Xenith, which may include but are not limited to legal, professional, recruiting and travel expenses. Xenith will reimburse BankCap Partners for these expenses up to a limit of $150,000 after Xenith’s opening for business. The amount of these expenses which has been accrued at December 31, 2008, is $66,443.